Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with this Quarterly Report on Form 10-Q of E*TRADE Financial Corporation (the “Quarterly Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Frank J. Petrilli, the Chairman & Interim Chief Executive Officer and Matthew J. Audette, the Chief Financial Officer of E*TRADE Financial Corporation, each certifies that, to the best of their knowledge:

1.	the Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of E*TRADE Financial Corporation.

Dated: November 1, 2012

/S/ FRANK J. PETRILLI
Frank J. Petrilli
Chairman & Interim Chief Executive Officer (Principal Executive Officer)

/S/ MATTHEW J. AUDETTE
Matthew J. Audette
Chief Financial Officer (Principal Financial and Accounting Officer)